The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 As filed Pursuant to Rule 424(b)(5)
 Registration No. 333-281556
Subject to Completion, dated September 11, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated August 23, 2024)

SHARES OF CLASS A COMMON STOCK
We are offering            shares of our Class A common stock, par value $0.0001 per share (“common stock”). The purchase price for each share is $          .
Our common stock is listed on the New York Stock Exchange under the symbol “OWLT.” On September 10, 2024, the last reported sale price of the common stock on the New York Stock Exchange was $4.20 per share.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us(2)	$	$
__________________
(1)Underwriting discounts and commissions do not include the reimbursement of certain expenses of the underwriter we have agreed to pay. We have also agreed to issue the underwriter or its designees at the closing of this offering warrants to purchase the number of shares of common stock equal to 4% of the aggregate number of shares of common stock sold in this offering, including any shares of our common stock sold pursuant to the underwriter’s option to purchase additional shares of our common stock (the “Underwriter Warrants”). See “Underwriting” for additional disclosure regarding underwriting discounts, commissions and estimated offering expenses.
(2)The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Underwriter Warrants being issued concurrently with this offering.
We intend to grant the underwriter an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to             additional shares of our common stock at the public offering price, less the underwriting discounts and commissions.
The aggregate market value of our outstanding common stock held by non-affiliates is approximately $34.9 million, which was calculated based on 6,917,535 shares of outstanding common stock that were held by non-affiliates as of September 11, 2024 and a price per share of $5.04, the closing price of our common stock on August 13, 2024. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities pursuant to the registration statement of which this prospectus supplement forms a part with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus supplement, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3.
Investing in our common stock involves significant risks. See “Risk Factors” on page S-15 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before making your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares of common stock to the investors on or about                       , 2024.
Sole Bookrunner
Titan Partners Group
a division of American Capital Partners
The date of this prospectus supplement is                           , 2024.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to an offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, together with the documents incorporated by reference herein or therein. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the underwriter has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. Neither we, nor the underwriter, take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.
You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
This prospectus supplement and the accompanying prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement or the accompanying prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and under similar headings in other documents that are incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.
When we refer to “Owlet,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Owlet, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities. When we refer to “common stock,” we mean our Class A common stock.
Owlet, Smart Sock, Dream Sock and Owlet Cam are some of our trademarks used in this prospectus supplement and the documents incorporated herein by reference. This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” on page S-15 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Our Company
Our mission is to empower parents with the right information at the right time, to give them more peace of mind and to help them find more joy in the journey of parenting. Owlet’s digital health infant monitoring platform is transforming this journey. We offer FDA-authorized medical and consumer pediatric wearables and an integrated HD visual and audio camera that provide real-time data and insights to parents who safeguard health, optimize wellness, and ensure peaceful sleep for their children. We believe that our ecosystem of digital parenting solutions can help drive our mission by delivering real-time health insights with medical-grade accuracy and unprecedented advancements for at-home infant care.
We believe we have built a leading brand in infant health, with one of the top selling baby monitors in the United States. Since 2012, over 2 million parents worldwide have used Owlet’s platform, contributing to one of the largest collections of consumer infant health and sleep data. We continue to develop software and digital data solutions to bridge the current healthcare gap between hospital and home and bring new insights to parents and caregivers globally, and received numerous product and innovation awards in 2024. We have a strong net promoter score of 70 according to a survey we conducted in August 2024. Net promoter score is a rating metric used as a measure of customer advocacy and satisfaction as well as word of mouth referrals, expressed as a numerical value up to a maximum value of 100, based on responses from an August 2024 survey we conducted of approximately 1,900 respondents. We believe net promoter score is an important assessment to gauge customer satisfaction with our products and to measure the strength of our brand. We have also maintained strong engagement from our customers and community, with more than 500,000 monthly average users as of June 2024 and significant engagement across our social media sites.
We believe our market represents a significant and expanding opportunity. Researchers estimate that the global market for smart baby monitors was $1.4 billion in 2023 and is projected to reach $2.1 billion by 2030. We currently have market clearance to sell our products in the United States, Europe and United Kingdom, with the United States representing the largest of these markets at an estimated $384.2 million in 2023. We also sell our products in Canada and Australia and intend to explore expansion into additional international markets over time. There are an estimated 140 million births per year globally, with approximately nine million births per year in the United States, Europe, United Kingdom, Canada and Australia combined. Beyond the market for smart baby monitors, we believe there is also opportunity for us to expand within the healthcare industry and into other health data and services. For example, the deployment of our Dream Sock and Owlet Cam products within the healthcare industry, such as in hospitals, could expand our market opportunity, and we are actively working to establish reimbursement for our products. If each baby born this year in our current markets used a Dream Sock and Owlet Cam, it would represent an opportunity of approximately $4.1 billion based on the current retail prices for such products. If each such baby used our full ecosystem of products (Dream Sock, Owlet Cam, Owlet Accessory Sock, Sleeper and Travel Case), it would represent an opportunity of approximately $5.0 billion based on the current retail prices for such products. If each such baby had Owlet Insights, a $5.99 monthly subscription service for health and other data, for a period of five years from birth, it would represent an incremental opportunity of approximately $3.2 billion.

We continuously seek to drive market penetration in the market for smart baby monitors in the United States and internationally, and are focused on unlocking the opportunities presented within the healthcare industry and other health data and services. With respect to healthcare expansion, our new partnership with AdaptHealth is designed to facilitate caregiver access to insurance reimbursement and distribution through hospitals in the United States. Further, we are actively working with multiple insurance companies and Medicare in an effort to establish reimbursement for our products, and are exploring the potential for distribution of our products through hospitals at the time of post-birth patient discharge. In April 2024, we launched our first telehealth partnership with Wheel, with a goal to enhance caregiver access and facilitate improved care across the United States. We believe there is significant potential to improve infant health and safety by increasing the utilization of our products, and we estimate that there are approximately 570,000 medical condition cases annually in the United States that may benefit from monitoring with our products. With respect to health data and services, we recently launched Owlet Insights, a $5.99 monthly subscription service for health and other data, which we believe can leverage our existing devices sold, monthly users and extensive heartbeat, sleep and other data, and has the potential to double our lifetime value per customer. We aim to drive market penetration as efficiently as possible. As of June 30, 2024, we had an estimated lifetime value to customer acquisition cost ratio of approximately 4.2.
We believe that every child deserves to live a long, happy, and healthy life. In furtherance of this belief, we launched our Owlet Cares advocacy initiative and have established relationships with a robust network of more than 30 foundation partners across 21 U.S. states, as well as in Canada and Australia, to help drive parental engagement and education. In 2023, we donated $2 million in Owlet products and charitable support to like-minded organizations.
Recent Developments
Conversion of Series A Convertible Preferred Stock
On August 20, 2024, holders of our Series A convertible preferred stock (“Series A Preferred Stock”) elected to convert an aggregate of 15,721 shares of Series A Preferred Stock in exchange for an aggregate of 2,291,686 shares of our common stock (collectively referred to hereinafter as the “August Conversion”) as part of a coordinated effort by the Company to regain compliance with the global market capitalization requirement under the NYSE Listed Company Manual. Immediately following the August Conversion, 11,479 shares of Series A Preferred Stock were outstanding.
Debt Refinancing
On September 11, 2024, we entered into new debt arrangements and commenced the refinancing of our existing line of credit and term loan agreements with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”), which we refer to herein as the “Debt Refinancing.” In connection with the Debt Refinancing, on September 11, 2024 we used existing cash to repay and extinguish all borrowings outstanding under the line of credit and term loan agreements with SVB and we initiated a draw down of $7.5 million under the WTI Loan Facility (as defined below), which amount is expected to be funded shortly subject to satisfaction of the applicable funding conditions. The new debt arrangements and related agreements are summarized below.
New Credit and Security Agreement
On September 11, 2024 (the “Effective Date”), the Company and Owlet Baby Care, Inc., a Delaware corporation and our wholly-owned subsidiary (the “Borrower”), entered into a Credit and Security Agreement (the “Credit Agreement”) with the financial institutions party thereto from time to time as lenders (collectively the “Lenders”) and ABL OPCO LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
The Credit Agreement provides for an asset-based revolving credit facility (the “Revolving Facility”) in a maximum principal amount of up to $15,000,000, which amount shall increase to $20,000,000 on the first anniversary of the Effective Date (the “Revolving Commitment”). Loans and other obligations of the Borrower bear interest at a rate per annum equal to the 1-month Secured Overnight Financing Rate (subject to a floor of 3.50%)

plus a margin, which varies between 7.50% and 8.50% depending on the Borrower’s EBITDA; provided that the interest rate shall not exceed the maximum rate permitted under applicable law.
The Revolving Facility matures on the third anniversary of the Effective Date (the “Maturity Date”). If for any reason the Credit Agreement is terminated or all outstanding loans and other obligations are paid in full and the Revolving Facility is terminated before the Maturity Date, the Borrower will be obligated to pay a prepayment fee equal to a percentage of the then-current Revolving Commitment, which percentage decreases on each anniversary of the Effective Date.
The Credit Agreement contains representations, warranties, covenants and events of default customary for agreements of this type, including customary covenants that, among other things, restrict or limit, subject to certain exceptions, the ability of us and our subsidiaries to: incur certain liens; incur or guarantee additional indebtedness; pay dividends and make other distributions on, or redeem or repurchase, capital stock; make certain investments, including loans to other parties; make certain capital expenditures; enter into certain transactions with affiliates; enter into certain leases and other material business agreements; merge, dissolve, liquidate or consolidate; make certain amendments to its organizational documents; change lines of business; and transfer or sell assets. Furthermore, the Credit Agreement requires the Borrower to also observe certain financial covenants, including (i) a covenant to maintain at least $4,000,000 of liquidity at all times, and (ii) during periods when a default or event of default has occurred and is continuing or when liquidity is less than $9,000,000, a covenant to achieve certain minimum EBITDA thresholds specified in the Credit Agreement.
The Credit Agreement also contains customary events of default, including cross-defaults to certain other material agreements of the Borrower and/or Owlet, Inc. If an event of default has occurred and is continuing, the Administrative Agent and the Lenders have the right to, among other remedies, accelerate repayment of all outstanding loans and other obligations of the Borrower, demand payment from Owlet, Inc. under its guaranty, foreclose on collateral security given to the Administrative Agent, and pursue all other remedies available to a secured creditor under applicable law.
The Borrower’s obligations under the Credit Agreement are: (i) fully and unconditionally guaranteed by the Owlet, Inc.; and (ii) secured by a security interest in substantially all personal property assets of Owlet, Inc. and the Borrower, including a pledge of the outstanding capital stock of the Borrower given by Owlet, Inc. In addition, pursuant to a letter agreement with the Administrative Agent (the “Letter Agreement”), we granted the parties to the Credit Agreement certain rights to participate in certain future offerings.
The foregoing summary of the Credit Agreement and the Letter Agreement does not purport to be complete and is subject to and qualified in its entirety by references to the terms of the Credit Agreement and the Letter Agreement, copies of which have been filed as exhibits to the Company’s Current Report on Form 8-K dated September 11, 2024, which is incorporated by reference herein.
WTI Loan Facility
On the Effective Date, the Company and Owlet Baby Care, Inc. (together, the “Loan Parties”), entered into the Loan and Security Agreement with WTI Fund X, Inc., a Maryland corporation (“WTI Fund X”), WTI Fund XI, Inc., a Maryland corporation (“WTI FUND XI”, and together with WTI Fund X, each, a “Term Lender” and collectively, the “Term Lenders”) for a term loan facility of up to $15 million (as supplemented by the Supplement to the Loan and Security Agreement, dated as of the Effective Date, the “WTI Loan Facility”). The WTI Loan Facility consists of two tranches: (i) a first tranche of $10 million, which is available at closing and through September 30, 2024, with $2.5 million of the first tranche availability extendable until December 31, 2024, and (ii) a second tranche of $5 million, which is available upon achievement of (a) at least $48.6 million in revenue for the period commencing October 1, 2024 and ending June 30, 2025 (the “Second Tranche Condition Period”), (b) total cash burn during the Second Tranche Condition Period not to exceed $600,000 for such period, (c) our receipt of at least $6 million of net proceeds from an equity financing during a period commencing on the Effective Date and ending on the second tranche borrowing date, and (d) Term Lenders shall have reviewed the Loan Parties’ then-current, board-approved operating and financing plan to their satisfaction. On the Effective Date, the Borrower initiated a draw down of $7.5 million under the WTI Loan Facility, which amount is expected to be funded shortly subject to satisfaction of the applicable funding conditions.
Interest on the outstanding principal amount of any borrowing under the WTI Loan Facility shall accrue at a per annum rate equal to the sum of Prime Rate (as defined under the WTI Loan Facility) plus 3.50%, with a floor of 12.00%, and such interest is payable (x) monthly in arrears, or (y) on any prepayment date. Commencing on November 1, 2025, and continuing on the first day of each month thereafter, Borrower shall pay each Term Lender the principal plus interest in arrears. Additionally, loans under the WTI Loan Facility shall accrue 2.5% in payment-in-kind interest (“PIK Interest”) compounded monthly, and PIK Interest payments will be due and payable during the amortization period.
For any prepayment of the outstanding loans under the WTI Loan Facility, which may be paid in whole but not in part, the Loan Parties shall pay an amount equal to (i) the accrued and unpaid interest on the outstanding loans (including any accrued PIK Interest), (ii) the outstanding principal balance, and (iii) an amount equal to the total amount of all scheduled but unpaid payments of interest (including any PIK Interest) that would have accrued and been payable from the date of prepayment through the latest repayment dates set forth in the loan payment schedules; provided, that if our fully diluted market capitalization of our Class A common stock is greater than or equal to $250 million for ten (10) consecutive Trading Days (as defined in the WTI Loan Facility), then so long as such prepayment is made within 60 days thereafter, we may apply a discount of 30% with respect to the total amount of all scheduled but unpaid interest (but excluding any PIK Interest, which will not be discounted).
The WTI Loan Facility contains representations, warranties, covenants and events of default customary for agreements of this type, including customary covenants that restrict the Loan Parties’ ability to, among other things, dispose of certain assets, entity control or business locations, undergo a merger, consolidation or certain other transactions, incur additional indebtedness, encumber certain Loan Party property and assets, declare dividends or make certain distributions, engage in any material transactions with any affiliate of any Loan Party, make or permit any payment on certain subordinated debt, and comply with governmental and regulatory authorities, laws and regulations. The WTI Loan Facility also contains certain customary events of default. Immediately upon and during the continuance of an event of default (as defined in the WTI Loan Facility) that is not cured or waived as provided in the WTI Loan Facility, in addition to other remedies that may be available to Term Lenders, outstanding obligations may be accelerated and shall bear interest at an annual default rate of five percent (5.0%) above the otherwise applicable rate.
The obligations under the WTI Loan Facility are secured by substantially all of the Loan Parties’ assets, with certain exceptions as set forth in the WTI Loan Facility.
The foregoing summary of the WTI Loan Facility does not purport to be complete and is subject to and qualified in its entirety by references to the terms of the WTI Loan Facility, a copy of which has been filed as an exhibit to the Company’s Current Report on Form 8-K dated September 11, 2024, which is incorporated by reference herein.
WTI Stock Issuance Agreement
As partial consideration for the availability and funding of the WTI Loan Facility, we and the Term Lenders under the WTI Loan Facility entered into a Stock Issuance Agreement (the “WTI Stock Issuance Agreement”), dated as of the Effective Date. Pursuant to the WTI Stock Issuance Agreement, we issued to the Term Lenders an aggregate of 750,000 shares of common stock on the Effective Date, of which 375,000 shares of common stock are subject to vesting upon the funding of a certain term loan facility pursuant to the WTI Loan Facility. In connection with the issuance of such shares, we agreed to use its commercially reasonable efforts to file, and have declared effective, a registration statement to register such shares, subject to certain conditions set forth in the WTI Stock Issuance Agreement.
Pursuant to the WTI Stock Issuance Agreement, we granted the Term Lenders an option (the “Put Option”) to sell all or any portion of the shares issued pursuant to the WTI Stock Issuance Agreement that are vested and held by the Term Lenders at the time of exercise of the Put Option to the Company for a price of $8.40 per share. The Put Option may be exercised, with respect to any amount that is equal to or less than the entire balance of such shares, at any time during the period commencing on the first trading day following the fifth anniversary of the Effective Date and continuing through the date which is ten (10) years after the Effective Date, subject to certain acceleration provisions set forth in the WTI Stock Issuance Agreement. Any failure to pay the Put Option would constitute an event of default under the WTI Loan Facility. We also granted the Term Lenders an option (the “Exchange Option”) to exchange all or any portion of the shares issued pursuant to the WTI Stock Issuance Agreement that are vested and held by the Term Lenders at the time of exercise of the Exchange Option for shares of capital stock in any successor entity under certain circumstances, subject to certain conditions set forth in the WTI Stock Issuance Agreement, as well as certain rights to participate in certain future offerings.
The foregoing summary of the WTI Stock Issuance Agreement does not purport to be complete and is subject to and qualified in its entirety by references to the terms of the WTI Stock Issuance Agreement, a copy of which has been filed as an exhibit to the Company’s Current Report on Form 8-K dated September 11, 2024, which is incorporated by reference herein.
Corporate Information
We were initially incorporated in the State of Delaware on June 23, 2020 under the name Sandbridge Acquisition Corporation. Upon the closing of the business combination on July 15, 2021, we changed our name to Owlet, Inc. Our principal executive offices are located at 3300 North Ashton Boulevard, Suite 300, Lehi, Utah 84043 and our telephone number is (844) 334-5330.
Implications of Being an Emerging Growth Company
We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. Some of these exemptions include:
•we are not required to engage an auditor to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
•we are permitted to take advantage of extended transition periods for complying with new or revised accounting standards which allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies;
•we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” and
•we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation.
We will remain an emerging growth company until the earlier of (1) December 31, 2026, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We have chosen to take advantage of some but not all of these available exemptions. We also elected to take advantage of the extended transition periods for complying with certain new or revised accounting standards. As a result, the information that we provide to stockholders may be different than the information you may receive from other public companies in which you hold equity.
We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The Offering

Issuer	Owlet, Inc.

Common stock offered by us	shares of our common stock.

Underwriter Warrants
Upon the closing of this offering, we have agreed to issue to the underwriter, or its designees, warrants (the “Underwriter Warrants”) to purchase a number of shares of common stock equal to an aggregate of 4% of the total number of shares sold in this public offering, including any shares of our common stock sold pursuant to the underwriter’s option to purchase additional shares of our common stock. The Underwriter Warrants will be exercisable at a per share exercise price equal to 125% of the offering price of the shares sold in this offering, or $              . The Underwriter Warrants will be exercisable commencing six months after the closing of this offering and will expire five years from the commencement of sales in this offering.
The Underwriter Warrants will be issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. See “Underwriting—Underwriter Warrants” on page S-43 of this prospectus supplement.

Common stock to be outstanding immediately following the offering	shares of common stock (or shares if the underwriter exercises in full its option to purchase additional shares).

Underwriter’s option	We intend to grant the underwriter a 30-day option to purchase up to additional shares of common stock from us at the public offering price, less underwriting discounts and commissions.

Use of Proceeds
We currently intend to use the net proceeds from this offering, excluding any proceeds that may be received upon the cash exercise of the Underwriter Warrants, for general corporate purposes, capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds” on page S-22 of this prospectus supplement.

Risk Factors
Investing in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-15 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Lock-up Agreements	We, and our officers and directors have agreed with the underwriter, subject to certain exceptions, for a period of 90 days following the date of this prospectus supplement, not to sell, transfer or otherwise dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock for such applicable period. See “Underwriting” for more information.

New York Stock Exchange symbol for our common stock	“OWLT.”
The above discussion and table are based on (i) 9,099,539 shares of our common stock outstanding as of June 30, 2024, (ii) 750,000 shares of common stock issued after June 30, 2024 pursuant to the WTI Stock Issuance Agreement, and (iii) 2,291,686 shares of our common stock issued upon the conversion of an aggregate of 15,721 shares of Series A Convertible Preferred Stock on August 20, 2024 (the “August Conversion”), and excludes:
•2,872,673 shares of common stock issuable upon the conversion of shares of convertible preferred stock outstanding as of June 30, 2024 (after giving effect to the August Conversion);
•463,168 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2024, with a weighted-average exercise price of $16.03 per share;

•1,479,657 shares of common stock issuable upon vesting and settlement of restricted stock units outstanding as of June 30, 2024;
•71,428 shares of common stock issuable upon vesting and settlement of performance stock units outstanding as of June 30, 2024;
•1,285,490 shares of common stock that were reserved for future issuance as of June 30, 2024 under our 2021 Incentive Award Plan (the “2021 Plan”), after giving effect to an August 2024 amendment to the 2021 Plan, as well as any annual automatic increases in the number of shares of our common stock reserved for issuance under the 2021 Plan;
•259,711 shares of common stock that were reserved for future issuance as of June 30, 2024 under our 2021 Employee Stock Purchase Plan, or ESPP, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the ESPP;
•1,292,856 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2024, with an exercise price of $161 per share;
•9,681,447 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2024, with a weighted-average exercise price of $5.23 per share; and
•shares of common stock to be issuable upon the exercise of the Underwriter Warrants.
Unless otherwise indicated, all information in this prospectus supplement reflects or assumes the following:
•no additional conversions of the convertible preferred stock described above;
•no exercise of outstanding stock options or warrants described above;
•no settlement of unvested restricted stock units or performance stock units described above; and
•no exercise by the underwriter of its option to purchase up to              additional shares of common stock in this offering.

Summary Consolidated Financial and Other Data
The following table summarizes our consolidated financial and operating data for the periods and as of the dates indicated. We derived our summary consolidated statements of operations and comprehensive loss for the years ended December 31, 2023 and 2022 from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”), which is incorporated by reference in this prospectus supplement and the accompanying prospectus. We derived the summary consolidated statements of operations and comprehensive income (loss) for the six months ended June 30, 2024 and 2023 from our unaudited interim condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Quarterly Report”), which is incorporated by reference in this prospectus supplement and the accompanying prospectus. In our opinion, the unaudited interim financial statements have been prepared on a basis consistent with our audited financial statements and contain all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of such interim financial statements. Our historical results are not necessarily indicative of the results to be expected in the future and our operating results for the six months ended June 30, 2024 are not necessarily indicative of the results that may be expected for the year ending December 31, 2024 or any other interim periods or any future year or period. You should read the following information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Annual Report and Quarterly Report and our consolidated financial statements, the accompanying notes and other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	For the Year Ended December 31,		Six Months Ended June 30,
	2023	2022	2024	2023

	(in thousands, except share and per share amounts)
Revenues	$54,010	$69,202	$35,449	$23,824
Cost of revenues	31,423	45,889	18,650	14,438
Gross profit	22,587	23,313	16,799	9,386
Operating expenses:
General and administrative	27,343	41,547	12,340	14,990
Sales and marketing	13,527	38,489	7,748	6,431
Research and development	10,349	27,896	4,701	5,635
Total operating expenses	51,219	107,932	24,789	27,056
Operating loss	(28,632)	(84,619)	(7,990)	(17,670)
Other income (expense):
Interest expense, net	(3,191)	(1,104)	(141)	(2,864)
Common stock warrant liability adjustment	(924)	6,337	10,207	283
Other income (expense), net	(144)	79	73	(78)
Total other income (expense), net	(4,259)	5,312	10,139	(2,659)
Loss before income tax provision	(32,891)	(79,307)	2,149	(20,329)
Income tax provision	(10)	(29)	(22)	(5)
Net loss and comprehensive loss	$(32,901)	$(79,336)	2,127	(20,334)
Accretion on Series A convertible preferred stock	(4,591)	-	(2,863)	(1,979)
Net loss attributable to common stockholders	$(37,492)	$(79,336)	$(736)	$(22,313)
Net loss per share attributable to common stockholders, basic and diluted	$(4.53)	$(9.98)	$(0.08)	$(2.73)
Weighted average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	8,276,481	7,950,757	8,803,729	8,162,102
Non-GAAP Financial Information
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we provide investors with certain non-GAAP financial information. We use these non-GAAP financial measures internally in analyzing our financial results and believe that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, which may present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA is useful in evaluating our financial performance and for internal planning and forecasting purposes. We calculate Adjusted

EBITDA, for a particular period, as net loss before interest, taxes, and depreciation and amortization, as further adjusted for restructuring costs, warrant liability adjustments, stock-based compensation and transaction costs.
We believe Adjusted EBITDA is helpful to investors, analysts and other interested parties because it can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. In addition, this measure is frequently used by analysts, investors and other interested parties to evaluate and assess performance. Adjusted EBITDA is a non-GAAP measure and is presented for supplemental informational purposes only and should not be considered as an alternative or substitute to financial information presented in accordance with GAAP. This measure has certain limitations in that it does not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use such measure or may calculate the measure differently than as presented in this prospectus supplement, limiting its usefulness as a comparative measure.
A reconciliation of net income to Adjusted EBITDA is set forth below for the periods indicated:

	Three Months Ended
	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	June 30, 2023	Sept. 30, 2023	Dec. 31, 2023	Mar. 31, 2024	June 30, 2024

	(dollars in thousands)
Net income (loss)	(19,362)	(19,498)	(11,867)	(8,467)	(5,641)	(6,926)	3,274	(1,147)
Adjusted for:
Income tax provision	(5)	—	—	5	—	—	—	22
Interest expense, net	419	257	2,812	52	134	193	161	(20)
Depreciation and amortization	359	356	293	237	237	136	109	104
Restructuring costs	1,204	244	—	—	—	—	—	—
Common stock warrant liability adjustment	(2,867)	(1,535)	(1,912)	1,629	(2,395)	3,603	(9,179)	(1,028)
Stock-based compensation	1,840	4,441	2,789	2,644	2,210	2,290	2,227	2,104
Transaction costs	—	563	2,102	(392)	—	—	292	83
Adjusted EBITDA	(18,412)	(15,172)	(5,783)	(4,292)	(5,455)	(704)	(3,116)	118
We also believe that contribution margin, when taken collectively with our GAAP results, may be helpful to investors in understanding underlying trends that could otherwise be masked by certain expenses that we do not consider indicative of our ongoing performance. We calculate contribution margin, for a particular period, as gross profit minus sales and marketing expenses (excluding sales and marketing stock-based compensation) divided by revenue. Contribution margin is a non-GAAP measure and is presented for supplemental informational purposes only and should not be considered as an alternative or substitute to financial information presented in accordance with GAAP. This measure has certain limitations in that it does not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use such measure or may calculate the measure differently than as presented in this prospectus supplement, limiting its usefulness as a comparative measure.

A reconciliation of gross profit to contribution margin is set forth below for the periods indicated:

	Three Months Ended
	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	June 30, 2023	Sept. 30, 2023	Dec. 31, 2023	Mar. 31, 2024	June 30, 2024

	(dollars in thousands)
Gross profit	4,613	3,321	4,153	5,233	3,329	9,872	6,547	10,252
Gross Margin	27%	28%	39%	40%	36%	47%	44%	50%
Less:
Sales and marketing expenses	(9,695)	(7,440)	(3,353)	(3,078)	(3,335)	(3,761)	(3,896)	(3,852)
Sales and marketing stock-based compensation	238	566	492	476	394	358	344	367
Contribution	(4,844)	(3,553)	1,292	2,631	388	6,469	2,995	6,767
Revenue	17,359	11,956	10,736	13,088	9,182	21,004	14,750	20,699
Contribution Margin	(28)%	(30)%	12%	20%	4%	31%	20%	33%

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by our quarterly, annual and other reports and documents that are incorporated by reference into this prospectus supplement, before deciding whether to purchase any common stock in this offering. Each of the risk factors could adversely affect our business, operating results, financial condition and prospects, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.
Risks Related to this Offering
We have broad discretion in how we use the net proceeds from this offering, and we may not use these proceeds effectively or in ways with which you agree.
We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. See “Use of Proceeds” in this prospectus supplement for a more detailed information.
You will experience immediate and substantial dilution in the book value of your shares.
Based on the public offering price and the as adjusted net tangible book deficit per share as of June 30, 2024, because the public offering price per share in this offering is substantially higher than the as adjusted net tangible book value per share, you will suffer immediate dilution of $     per share in as adjusted net tangible book value of the common stock. The conversion of outstanding convertible preferred stock, exercise of outstanding stock options and warrants, including the Underwriter Warrants being issued concurrently with this offering, and settlement of outstanding unvested restricted stock units may result in significant further dilution of your investment. See “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.
A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.
Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Third party sales of a substantial number of shares of our common stock in the public market could occur at any time. Our directors, executive officers and their related entities beneficially own substantial amounts of our common stock, including shares they may acquire by converting convertible preferred stock or exercising warrants they hold. If one or more of them were to sell a substantial portion of the shares they hold, it could cause our stock price to decline.

In connection with this offering, we and our directors and executive officers have agreed that for a period of 90 days following the date of this prospectus supplement, subject to certain exceptions, we or they will not sell, dispose of or hedge any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock without the prior written consent of the underwriter. See the section titled “Underwriting” for a more complete description of the lock-up agreements with the underwriter. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.
We are involved, and may become involved in the future, in disputes and other legal or regulatory proceedings that, if adversely decided or settled, could materially and adversely affect our business, financial condition and results of operations.
We are, and may in the future become, party to litigation, regulatory proceedings or other disputes. In general, claims made by or against us in disputes and other legal or regulatory proceedings can be expensive and time-consuming to bring or defend against, requiring us to expend significant resources and divert the efforts and attention of our management and other personnel from our business operations. These potential claims may include but are not limited to personal injury and class action lawsuits, intellectual property claims and regulatory investigations relating to the advertising and promotional claims about our products and services and employee claims against us based on, among other things, discrimination, harassment or wrongful termination. Any one of these claims, even those without merit, may divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. Any adverse determination against us in these proceedings, or even the allegations contained in the claims, regardless of whether they are ultimately found to be without merit, may also result in settlements, injunctions or damages that could have a material adverse effect on our business, financial condition and results of operations.
Additionally, in the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. In November 2021, two putative class action complaints were filed against us in the U.S. District Court for the Central District of California. Both complaints alleged violations of the Exchange Act against the Company and certain of our officers and directors on behalf of a putative class of investors who: (a) purchased our common stock between March 31, 2021 and October 4, 2021 (“Section 10(b) Claims”); or (b) held common stock in Sandbridge Acquisition Corporation as of June 1, 2021, and were eligible to vote at Sandbridge Acquisition Corporation’s special meeting held on July 14, 2021 (“Section 14(a) Claims”). Both complaints allege, among other things, that we and certain of our officers and directors made false and/or misleading statements and failed to disclose certain information regarding the FDA’s likely classification of the Owlet Smart Sock as a medical device requiring marketing authorization. On August 5, 2024, the Court denied Owlet’s and its officers’ motions to dismiss the Section 10(b) Claims and the Section 14(a) Claims. The Court has yet to enter a scheduling order for the case. Further, on August 26, 2024, an investor filed in the U.S. District Court for the Central District of California, derivatively on behalf of Owlet, Inc., a complaint against twelve of our current or former directors and officers six current or former directors and officers of Sandbridge Acquisition Corporation. The investor asserts derivative claims for violations of Section 14(a) of the Securities Exchange Act of 1934, as well as state law claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, unjust enrichment, abuse of control, and waste of corporate assets. These claims leverage the allegations made in one of the securities class action complaints. The complaint does not specify the damages claimed in the action.
These lawsuits and any future lawsuits to which we may become a party are subject to inherent uncertainties and will likely be expensive and time-consuming to investigate, defend and resolve. Any litigation to which we are a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or in payments of substantial monetary damages or fines, or we may decide to settle this or other lawsuits on similarly unfavorable terms, which could have a material adverse effect on our business, financial condition, results of operations or stock price.

The trading price of the shares of our common stock could be highly volatile, and purchasers of the common stock could incur substantial losses.
Our stock price has been, and will likely continue to be volatile. The stock market in general and the market for stock of medical device and technology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above their purchase price. The market price for our common stock may be influenced by those factors discussed in this “Risk Factors” section and many others, including:
•actual or anticipated fluctuations in our operating results or future prospects;
•our announcements or our competitors’ announcements of new products and services;
•our ability to maintain listing of our common stock on a national stock exchange, including by coming back into compliance with Section 802.01B of the NYSE Listed Company Manual within the allotted cure period as described in our reports incorporated into this prospectus supplement;
•any developments in litigation in which we are involved;
•the public’s reaction to our press releases, our other public announcements and our filings with the Securities and Exchange Commission;
•strategic actions by us or our competitors, such as acquisitions or restructurings;
•new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•regulatory or other governmental actions, and actions taken in response to those actions;
•developments regarding our patents or proprietary rights or those of our competitors;
•our ability to raise additional capital as needed;
•changes in our capital structure, such as future issuances of securities or the incurrence of new or additional debt;
•the volume of shares of common stock available for public sale and the size of our public float;
•conversion of our outstanding convertible preferred stock and exercise of our outstanding warrants, and the resale of such shares into the market;
•additions and departures of key personnel;
•concerns or allegations as to the safety or efficacy of our products and services;
•sales of stock by us or members of our management team, our board of directors or certain significant stockholders;
•changes in stock market analyst recommendations or earnings estimates regarding our stock, other comparable companies or our industry generally; and
•changes in financial markets or general economic conditions.
In addition, in the past, stockholders have initiated class action lawsuits against technology companies following periods of volatility in the market prices of these companies’ stock. Such litigation, including the litigation instituted against us in our current class action lawsuit, including the derivative suits, could cause us to incur substantial costs and divert management's attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to the Debt Refinancing
Our debt agreements contain certain covenants, restrictions and other terms that may limit our flexibility in operating our business and any failure to satisfy those covenants and restrictions could adversely affect our business and financial condition.
Our Credit Agreement contains various affirmative and negative covenants and restrictions that, among other things, restrict or limit, subject to certain exceptions, the ability of us and our subsidiaries to: incur certain liens; incur or guarantee additional indebtedness; pay dividends and make other distributions on, or redeem or repurchase, capital stock; make certain investments, including loans to other parties; make certain capital expenditures; enter into certain transactions with affiliates; enter into certain leases and other material business agreements; merge, dissolve, liquidate or consolidate; make certain amendments to its organizational documents; change lines of business; and transfer or sell assets. Furthermore, the Credit Agreement includes certain financial covenants, including (i) a covenant to maintain at least $4,000,000 of liquidity at all times, and (ii) during periods when a default or event of default has occurred and is continuing or when liquidity is less than $9,000,000, a covenant to achieve certain minimum EBITDA thresholds specified in the Credit Agreement. A breach of these covenants or restrictions could result in a default under the Credit Agreement. The Credit Agreement also contains other customary events of default, including cross-defaults to certain other material agreements. If an event of default has occurred and is continuing, the Administrative Agent and the Lenders have the right to, among other remedies, accelerate repayment of all outstanding loans and other obligations, demand guarantor payment, foreclose on collateral security given to the Administrative Agent, and pursue all other remedies available to a secured creditor under applicable law.
In addition, our WTI Loan Facility contains various customary representations, warranties, covenants and events of default, including customary covenants that restrict the our ability to, among other things, dispose of certain assets, entity control or business locations, undergo a merger, consolidation or certain other transactions, incur additional indebtedness, encumber certain of our property and assets, declare dividends or make certain distributions, engage in any material transactions with any affiliate, make or permit any payment on certain subordinated debt, and comply with governmental and regulatory authorities, laws and regulations. The WTI Loan Facility also contains certain customary events of default. Immediately upon and during the continuance of an event of default (as defined in the WTI Loan Facility) that is not cured or waived as provided in the WTI Loan Facility, in addition to other remedies that may be available, outstanding obligations may be accelerated by the lenders and shall bear interest at an annual default rate of five percent (5.0%) above the otherwise applicable rate.
In addition, we granted the lenders under the WTI Loan Facility a Put Option in respect of an aggregate of up to 750,000 shares issued to such lenders pursuant to the WTI Stock Issuance Agreement. The Put Option generally requires us to pay the lenders holding such shares a purchase price of $8.40 per share. The Put Option may be exercised, with respect to any amount that is equal to or less than the entire balance of such shares, at any time during the period commencing on the first trading day following the fifth anniversary of the Effective Date and continuing through the date which is ten (10) years after the Effective Date, subject to certain acceleration provisions set forth in the WTI Stock Issuance Agreement. Any failure to pay the Put Option would constitute an event of default under the WTI Loan Facility.
If the debt under our debt arrangements were accelerated due to an event of default or otherwise, or if the lenders under the WTI Loan Facility determine to exercise their Put Option or if the ability to exercise such Put Option is accelerated pursuant to the terms of the WTI Stock Issuance Agreement, we may not have sufficient cash or be able to sell sufficient assets to repay or honor these obligations, which would harm our business and financial condition. If we do not have or are unable to generate sufficient cash to repay or honor these obligations when they become due and payable, either upon maturity, in the event of a default or otherwise, our assets could be foreclosed upon and we may not be able to obtain additional debt or equity financing on favorable terms, if at all, which may negatively impact our ability to operate and continue our business as a going concern. Moreover, regardless of a potential event of default, the debt under our debt agreements matures pursuant to the terms of the respective agreements and the Put Option may be exercisable for up to ten (10) years after the date of the WTI Stock Issuance Agreement. As a result, we may need to refinance or secure separate financing in order to repay amounts outstanding when due or amounts due pursuant to the exercise of the Put Option. No assurance can be given that an extension will be granted, that we will be able to renegotiate the terms of the agreement with the respective lenders, or that we will be able to secure separate debt or equity financing on favorable terms, if at all.
In order to service our indebtedness, we need to generate cash from our operating activities or additional equity or debt financings. Our ability to generate cash is subject, in part, to our ability to successfully execute our business strategy, as well as general economic, financial, competitive, regulatory and other factors beyond our control. We cannot assure you that our business will be able to generate sufficient cash flow from operations or that future borrowings or other financings will be available to us in an amount sufficient to enable us to service our indebtedness and fund our other liquidity needs. To the extent we are required to use cash from operations or the proceeds of any future financing to service our indebtedness instead of funding working capital, capital expenditures or other general corporate purposes, we will be less able to plan for, or react to, changes in our business, industry, and in the economy generally. This may place us at a competitive disadvantage compared to our competitors that have less indebtedness.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents we have filed with the Securities and Exchange Commission, or SEC, that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve a number of risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement and the documents incorporated by reference herein, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:
•we have a limited operating history;
•we have not been profitable to date, and operating losses could continue, which could materially and adversely affect our business, financial condition and results of operations, including our ability to continue as a going concern;
•we have experienced fluctuations in the growth of our business and anticipate this will continue. If we fail to manage our growth effectively, our business could be materially and adversely affected;
•if any governmental authority or notified body were to require marketing authorization or similar certification for any product that we sell for which we have not obtained such marketing authorization or certification, we could be subject to regulatory enforcement action and/or required to cease selling or recall the product pending receipt of marketing authorization or similar certification from such other governmental authority or notified body, which can be a lengthy and time-consuming process, harm financial results and have long-term negative effects on our operations;
•our products rely on mobile applications to function and we rely on Apple’s App Store and the Google Play Store for distribution of our mobile applications;
•a substantial portion of our sales comes through a limited number of retailers;
•we are required to obtain and maintain marketing authorizations or certifications from the FDA, foreign regulatory authorities or notified bodies for medical device products in the U.S. or in foreign jurisdictions, which can be a lengthy and time-consuming process, and a failure to do so on a timely basis, or at all, could severely harm our business;
•we currently rely on a single manufacturer for the assembly of our Smart Sock and Dream Sock products and a single manufacturer for the assembly of our Owlet Cam;

•if we are unable to obtain key materials and components from sole or limited source suppliers, we will not be able to deliver our products to customers;
•our success depends in part on our proprietary technology, and if we are unable to obtain, maintain or successfully enforce our intellectual property rights, the commercial value of our products and services will be adversely affected, our competitive position may be harmed and we may be unable to operate our business profitably;
•our business and operations may suffer in the event of IT system failures, cyberattacks or deficiencies in our cybersecurity;
•we are involved, and may become involved in the future, in disputes and other legal or regulatory proceedings that, if adversely decided or settled, could materially and adversely affect our business, financial condition and results of operations;
•we face the risk of product liability claims and the amount of insurance coverage held now or in the future may not be adequate to cover all liabilities we might incur;
•operations in international markets will expose us to additional business, political, regulatory, operational, financial and economic risks;
•our success depends substantially on our reputation and brand;
•some of our products and services are in development or have been recently introduced into the market and may not achieve market acceptance, which could limit our growth and adversely affect our business, financial condition and results of operations;
•we have identified material weaknesses in our internal control over financial reporting and we may identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, which may result in material misstatements of our consolidated financial statements, cause us to fail to meet our periodic reporting obligations or cause our access to the capital markets to be impaired;
•our failure to meet the New York Stock Exchange’s continued listing requirements could result in a delisting of our common stock;
•we may need to raise additional capital in the future in order to execute our strategic plan, which may not be available on terms acceptable to us, or at all; and
•the risks discussed in Part I, Item 1A, Risk Factors, included in our most recent Annual Report on Form 10-K and in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and those discussed in other documents we file from time to time with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date of this prospectus supplement. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be $     million, or $     million if the underwriter exercises in full its option to purchase additional shares, in each case after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds from this offering to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus supplement.
Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described above. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in investment grade, interest bearing securities.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in our current or future financing instruments.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2024:
•on an actual basis;
•on an as adjusted basis to give effect to (i) the use of existing cash balances of $11.7 million to repay and extinguish the carrying amounts of borrowings outstanding as of June 30, 2024 under the SVB line of credit and term loan agreements of $9.7 million and $2.0 million, respectively, and the assumed receipt of gross proceeds of $7.5 million of principal amount of new borrowings under the WTI Loan Facility, in connection with the Debt Refinancing, (ii) the issuance of 750,000 shares of common stock pursuant to the WTI Stock Issuance Agreement, and (iii) the issuance of 2,291,686 shares of our common stock upon the conversion of 15,721 shares of Series A Preferred Stock in the August Conversion and the related reclassification of the carrying amount of such converted Series A Preferred Stock as of June 30, 2024 (based on the proportionate number of outstanding shares of Series A Preferred Stock converted) to Additional paid-in capital; and
•on an as further adjusted basis to reflect the adjustments described above and the sale of                    shares of common stock in this offering at the public offering price of $            per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise by the underwriter of its option to purchase additional shares. The as further adjusted basis does not reflect the impact of the issuance of the Underwriter Warrants to be issued to the underwriter concurrent to the sale of common stock in connection with this offering, as described herein.
You should read this table along with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated financial statements, including all related notes thereto, included in our Quarterly Report on Form 10-Q for the period ended June 30, 2024, as well as the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted(2)	As Further Adjusted(2)

	(unaudited; in thousands, except per-share amounts)
Cash and cash equivalents(1)	$15,363	$11,125	$
Debt:
Line of credit with Silicon Valley Bank	9,738	0	0
Term loan with Silicon Valley Bank	2,000	0	0
Other debt	110	110	110
WTI Loan Facility(1)	—	7,500	7,500
Credit Agreement	—	—	—
Total debt(1)	11,848	7,610	7,610
Series A convertible preferred stock, $0.0001 par value; 27,200 shares issued and outstanding, actual; 11,479 shares issued and outstanding, as adjusted and as further adjusted	9,839	4,152	4,152
Series B convertible preferred stock, $0.0001 par value; 9,250 shares issued and outstanding, actual, as adjusted and as further adjusted	2,756	2,756	2,756
Stockholders’ deficit:
Common Stock, $0.0001 par value, 107,142,857 shares authorized; 9,099,539 shares issued and outstanding, actual; 12,141,225 shares issued and outstanding, as adjusted and shares issued and outstanding, as further adjusted	1	1
Additional paid-in capital	220,102	225,789
Accumulated deficit	(253,532)	(253,532)	(253,532)
Total stockholders’ deficit	$(33,429)	$(27,742)	$
Total capitalization(1)	$(8,986)	$(13,224)	$
______________
(1)    Reflects the draw down of $7.5 million under the WTI Loan Facility. On September 11, 2024, in connection with the Debt Refinancing, we used existing cash to repay and extinguish all borrowings outstanding under the line of credit and term loan agreements with SVB and we initiated a draw down of $7.5 million under the WTI Loan Facility, which amount is expected to be funded shortly subject to satisfaction of the applicable funding conditions. Excluding receipt of the draw down of $7.5 million under the WTI Loan Facility, the as adjusted cash and cash equivalents would be $3.625 million, WTI Loan Facility would be $0, total debt would be $110,000, and total capitalization would be $(20.724) million.
(2)    Does not reflect adjustments relating to repayment fees incurred upon repayment of the SVB borrowings, gain or loss on extinguishment of the SVB borrowings, accounting values attributable to the issuance of the shares of common stock or the Put Option in the WTI Stock Issuance Agreement or other related issuance costs or discounts, or other adjustments that will be necessary for the effects of such events to be calculated in accordance with accounting principles generally accepted in the United States.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.
Historical net tangible book value per share represents our total tangible assets less our total liabilities divided by the total number of shares of common stock outstanding. As of June 30, 2024, our net tangible book deficit was approximately $(23.1) million, or $(2.53) per share of common stock, based on 9,099,539 shares of common stock outstanding as of June 30, 2024. Our as adjusted net tangible book deficit as of June 30, 2024 was approximately $(23.1) million, or $(1.90) per share, after giving effect to (i) the Debt Refinancing, (ii) the issuance of 750,000 shares of common stock pursuant to the WTI Stock Issuance Agreement and (iii) the August Conversion.
After giving further effect to the issuance and sale by us of shares of common stock in this offering at the public offering price of $      per share, after deducting the underwriting discounts and estimated offering expenses payable by us, our as further adjusted net tangible book value as of June 30, 2024 would have been approximately $           million, or approximately $          per share. This represents an immediate increase in as adjusted net tangible book value of approximately $           per share to our existing stockholders and an immediate dilution of approximately $     per share to the new investors participating in this offering.
The following table illustrates this dilution to the new investors purchasing shares of common stock in this offering on a per share basis:

Public offering price per share			$
As adjusted net tangible book deficit per share at June 30, 2024	$	(1.90)
Increase in net tangible book value per share as of June 30, 2024 attributable to this offering	$
As further adjusted net tangible book value per share after this offering			$
Dilution per share to the new investors in this offering			$
If the underwriter exercises in full its option to purchase          additional shares in full, our as adjusted net tangible book value as of June 30, 2024 would increase to approximately $           million, or approximately $            per share, representing an immediate increase in as adjusted net tangible book value of $                    per share to our existing stockholders, and an immediate dilution of $                    per share to investors participating in this offering.
The foregoing table and calculations are based on (i) 9,099,539 shares of our common stock outstanding as of June 30, 2024, (ii) 750,000 shares of common stock issued after June 30, 2024 pursuant to the WTI Stock Issuance Agreement, and (iii) 2,291,686 shares of our common stock issued in the August Conversion, and excludes:
•2,872,673 shares of common stock issuable upon the conversion of shares of convertible preferred stock outstanding as of June 30, 2024 (after giving effect to the August Conversion);
•463,168 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2024, with a weighted-average exercise price of $16.03 per share;
•1,479,657 shares of common stock issuable upon vesting and settlement of restricted stock units outstanding as of June 30, 2024;
•71,428 shares of common stock issuable upon vesting and settlement of performance stock units outstanding as of June 30, 2024;
•1,285,490 shares of common stock that were reserved for future issuance as of June 30, 2024 under the 2021 Plan after giving effect to an August 2024 amendment to the 2021 Plan, as well as any annual automatic increases in the number of shares of our common stock reserved for issuance under the 2021 Plan;

•259,711 shares of common stock that were reserved for future issuance as of June 30, 2024 under the ESPP, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the ESPP;
•1,292,856 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2024, with an exercise price of $161 per share;
•9,681,447 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2024, with a weighted-average exercise price of $5.23 per share; and
•shares of common stock to be issuable upon the exercise of the Underwriter Warrants.
To the extent that the shares described in the preceding bullets are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation, as amended (the “certificate of incorporation”), and amended and restated bylaws (the “bylaws”), each of which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
General
The following description summarizes some of the terms of our second amended and restated certificate of incorporation, as amended (the “certificate of incorporation”), our amended and restated bylaws (the “bylaws”), the Certificate of Designation of Series A Convertible Preferred Stock of Owlet, Inc. filed with the Delaware Secretary of State on February 17, 2023 (the “Series A Preferred Certificate of Designation”), the Certificate of Designation of Series B Convertible Preferred Stock of Owlet, Inc. filed with the Delaware Secretary of State on February 29, 2024 (the “Series B Preferred Certificate of Designation”) and the General Corporation Law of the State of Delaware (the “DGCL”). This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, bylaws, the Series A Preferred Certificate of Designation and the Series B Preferred Certificate of Designation, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.
Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Our authorized capital stock consists of 107,142,857 shares of Class A common stock, par value $0.0001 per share (“common stock”), and 10,741,071 shares of preferred stock, par value $0.0001 per share, 30,000 of which are designated as Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) and 9,250 of which are designated as Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”). Unless our board of directors (the “Board”) determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting Rights
Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the common stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person, or by remote communication, if applicable, or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by our certificate of incorporation or bylaws. If, however, a quorum is not present or represented at any meeting of the stockholders, a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if appliable, or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the adjournment is for more than 30 days), until a quorum is present or represented.
Except as otherwise provided by the certificate of incorporation, the bylaws, the rules or regulations of any stock exchange applicable to us, or applicable law or pursuant to any regulation applicable to us or our securities, each matter, other than the election of directors, presented to the stockholders at a duly called or convened meeting at which a quorum is present will be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.
Dividend Rights
Declaration and payment of any dividend is subject to the discretion of the Board. The time and amount of dividends will be dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board may regard as relevant.
Liquidation, Dissolution and Winding Up
Upon our liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of common stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of shares of common stock upon such dissolution, liquidation or winding up, pro rata on a per share basis.
Other Matters
Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption provisions or sinking fund provisions applicable to the common stock. The rights, powers, preferences and privileges of holders of the common stock are subject to those of the holders of any shares of our preferred stock currently outstanding or that the Board may authorize and issue in the future.
Preferred Stock
Under the terms of our certificate of incorporation, the Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL.
The purpose of authorizing the Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock.
Series A Preferred Stock
On February 17, 2023 (the “Series A Closing Date”), we issued an aggregate of 30,000 shares of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Shares”). As of the date of this prospectus, the conversion rate is 145.7726 shares of common stock per Series A Preferred Share (the “Series A Conversion Rate”). Each Series A Preferred Share has the powers, designations, preferences and other rights as are set forth in the Series A Preferred Certificate of Designation.
Ranking and Dividends
The Series A Preferred Shares rank (i) equal to the Series B Preferred Shares and (ii) senior to the common stock with respect to dividend rights, rights of redemption and rights upon a liquidation event. The Series A Preferred Stock has a liquidation preference of $1,000.00 per share (the “Series A Liquidation Preference”). We have agreed not to declare, pay or set aside any dividends on shares of common stock unless the holders of the Series A Preferred Shares then outstanding first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the product of (i) the dividend payable on each share of common stock multiplied by (ii) the number of shares of common stock issuable upon conversion of a share of Series A Preferred Share to common stock thereunder, in each case calculated on the record date for determination of holders entitled to receive such dividend.

Conversion and Redemption
The Series A Preferred Stock is convertible into common stock at the option of the holder at any time subsequent to the Series A Closing Date. The number of shares issuable upon conversion is determined by the number of Series A Preferred Shares so converted multiplied by the Series A Conversion Rate. Cash will be paid in lieu of any fractional shares based on the closing market price of the common stock on the conversion date. The Series A Conversion Rate is subject to adjustment for customary anti-dilution protections, including for stock dividends, splits, and combinations, rights offerings, spin-offs, distributions of cash or other property (to the extent not participating on an as-converted basis) and above market self-tender or exchange offers. At any time from and after the five-year anniversary of the Series A Closing Date, the holders of at least a majority of the then-outstanding Series A Preferred Shares may specify a date and time or the occurrence of an event by vote or written consent that all, and not less than all, outstanding Series A Preferred Shares will automatically be: (i) converted into shares of common stock at the Series A Conversion Rate, (ii) subject to certain exceptions and limitations, redeemed for an amount per share of Series A Preferred Stock equal to the Series A Liquidation Preference plus all accrued or declared but unpaid dividends as of the redemption date and time or (iii) a combination of the foregoing. Subject to certain exceptions, upon the occurrence of a fundamental change, voluntary or involuntary liquidation, dissolution or winding-up of the Company, we will be required to pay an amount per share of Series A Preferred Stock equal to the greater of (i) $1,000.00 per share or (ii) the consideration per share of Series A Preferred Stock as would have been payable had all Series A Preferred Shares been converted to common stock immediately prior to the liquidation event, plus, in each case, the aggregate amount of all declared but unpaid dividends thereon to the date of final distribution to the holders of Series A Preferred Stock.
Voting and Consent Rights
Pursuant to the Series A Preferred Certificate of Designation, holders of Series A Preferred Shares are entitled to vote on an as-converted basis with the common stock at any annual or special meeting of our stockholders, and not as a separate class, except as required by Delaware law. Additionally, for so long as any Series A Preferred Shares remain outstanding, we will be prohibited, without the consent of the holders of at least a majority of the Series A Preferred Shares, from taking various corporate actions, including:
•creating, authorizing or issuing any additional Series A Preferred Shares or shares which rank senior to or on parity with the Series A Preferred Shares;
•amending, waiving or repealing the rights, preferences or privileges of the Series A Preferred Shares;
•increasing or decreasing the authorized number of Series A Preferred Shares;
•exchanging, reclassifying or canceling the Series A Preferred Shares (except as contemplated by the Series A Preferred Certificate of Designation);
•declaring or paying any dividend on, or making any distribution to, or repurchasing any shares of common stock or other securities that rank junior to the Series A Preferred Shares, subject to certain exceptions;
•incurring any indebtedness other than Permitted Indebtedness (as defined in the Series A Preferred Certificate of Designation); and
•creating, adopting, amending, terminating or repealing any equity (or equity-linked) compensation or incentive plan or increase the amount or number of equity securities reserved for issuance thereunder if the New York Stock Exchange would require stockholder approval of such action; provided that our 2021 Incentive Award Plan (the “2021 Plan”) and any automatic annual increases pursuant to the 2021 Plan shall not require approval.
Series B Preferred Stock
On February 29, 2024 (the “Series B Closing Date”), we issued an aggregate of 9,250 shares of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Shares”). As of the date of this prospectus, the conversion rate is 129.6596 shares of common stock per Series B Preferred Share (the “Series B Conversion Rate”).

Each Series B Preferred Share has the powers, designations, preferences and other rights as are set forth in the Series B Preferred Certificate of Designation.
Ranking and Dividends
The Series B Preferred Stock ranks, with respect to dividend rights, rights of redemption and rights upon a liquidation event, (i) equal to the Series A Preferred Shares and (ii) senior to the common stock. The Series B Preferred Stock has a liquidation preference of $1,000.00 per share (the “Series B Liquidation Preference”). We have agreed not to declare, pay or set aside any dividends on shares of common stock unless the holders of the Series B Preferred Shares then outstanding first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Share in an amount at least equal to the product of (i) the dividend payable on each share of common stock multiplied by (ii) the number of shares of common stock issuable upon conversion of a share of Series B Preferred Share to common stock thereunder, in each case calculated on the record date for determination of holders entitled to receive such dividend.
Conversion and Redemption
The Series B Preferred Stock is convertible into common stock at the option of the holder at any time subsequent to the Series B Closing Date. The number of shares issuable upon conversion is determined by the number of Series B Preferred Shares so converted multiplied by the Series B Conversion Rate. Cash will be paid in lieu of any fractional shares based on the closing market price of the common stock on the conversion date. The Series B Conversion Rate is subject to adjustment for customary anti-dilution protections, including for stock dividends, splits, and combinations, rights offerings, spin-offs, distributions of cash or other property (to the extent not participating on an as-converted basis) and above market self-tender or exchange offers. At any time from and after the five-year anniversary of the Series B Closing Date, the holders of at least a majority of the then-outstanding Series B Preferred Shares may specify a date and time or the occurrence of an event by vote or written consent that all, and not less than all, outstanding Series B Preferred Shares will automatically be: (i) converted into shares of common stock at the Series B Conversion Rate, (ii) subject to certain exceptions and limitations, redeemed for an amount per share of Series B Preferred Stock equal to the Series B Liquidation Preference plus all accrued or declared but unpaid dividends as of the redemption date and time or (iii) a combination of the foregoing. Subject to certain exceptions, upon the occurrence of a fundamental change, voluntary or involuntary liquidation, dissolution or winding-up of the Company, we will be required to pay an amount per share of Series B Preferred Stock equal to the greater of (i) $1,000.00 per share or (ii) the consideration per share of Series B Preferred Stock as would have been payable had all Series B Preferred Shares been converted to common stock immediately prior to the liquidation event, plus, in each case, the aggregate amount of all declared but unpaid dividends thereon to the date of final distribution to the holders of Series B Preferred Stock.
The Series B Preferred Certificate of Designation includes certain provisions that prevent Eclipse (as defined below) from converting its Series B Preferred Shares to the extent such action would result in Eclipse beneficially owning in excess of 48.9% of our outstanding common stock or Total Voting Power (as defined in the Series B Preferred Certificate of Designation) (the “Individual Holder Share Cap”), provided that such Individual Holder Share Cap is subject to removal at Eclipse’s sole discretion upon written notice to us, provided that any increase or removal of such Individual Holder Share Cap will not be effective before the sixty-first (61st) day after such written notice.
Voting and Consent Rights
Pursuant to the Series B Preferred Certificate of Designation, holders of Series B Preferred Shares are entitled to vote on an as-converted basis with the common stock at any annual or special meeting of our stockholders, and not as a separate class, except as required by Delaware law. Additionally, for so long as any Series B Preferred Shares remain outstanding, we will be prohibited, without the consent of the holders of at least a majority of the Series B Preferred Shares, from taking various corporate actions, including:
•creating, authorizing or issuing any additional Series B Preferred Shares or shares which rank senior to or on parity with the Series B Preferred Shares;

•amending, waiving or repealing the rights, preferences or privileges of the Series B Preferred Shares;
•increasing or decreasing the authorized number of Series B Preferred Shares;
•exchanging, reclassifying or canceling the Series B Preferred Shares (except as contemplated by the Series B Preferred Certificate of Designation);
•declaring or paying any dividend on, or making any distribution to, or repurchasing any shares of common stock or other securities that rank junior to the Series B Preferred Shares, subject to certain exceptions;
•incurring any indebtedness other than Permitted Indebtedness (as defined in the Series B Preferred Certificate of Designation); and
•creating, adopting, amending, terminating or repealing any equity (or equity-linked) compensation or incentive plan or increase the amount or number of equity securities reserved for issuance thereunder if the New York Stock Exchange would require stockholder approval of such action; provided that the 2021 Plan and any automatic annual increases pursuant to the 2021 Plan shall not require approval.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange (“NYSE”), which would apply if and so long as our common stock remains listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock and certain other issuances specified in the rules of NYSE. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us.
Anti-takeover Effects of Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.
Classified Board of Directors
As indicated below, our certificate of incorporation provides that the Board is divided into three classes of directors, with each class of directors being elected by our stockholders every three years. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of our stockholders, for any purpose or purposes, may be called only by or at the direction of (i) a majority of the Board, (ii) the chairperson of the Board, (iii) the Chief Executive Officer or (iv) the President. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than 10 or more than 60 days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.
The certificate of incorporation provides that the holders of our common stock are not permitted to act by written consent.
In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.
These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if such actions are favored by the holders of a majority of our outstanding voting securities.
Amendment to Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of the holders of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation is required to approve such amendment, unless a corporation’s certificate of incorporation requires a greater percentage. Under the DGCL, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve amendments to a corporation’s bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage.
Our certificate of incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 and 2/3% in voting power of all the then outstanding shares of capital stock entitled to vote thereon, voting together as a single class:
•the provisions regarding our preferred stock;
•the provisions regarding the size, classification, appointment, removal and authority of the Board;
•the provisions regarding the Board’s and the stockholders’ ability to amend the bylaws;
•the provisions generally prohibiting stockholder actions without a meeting;
•the provisions regarding calling special meetings of stockholders;
•the provisions regarding our ability to indemnify and advance expenses for our current and former officers, directors, employees and agents and any person who is or was serving at the request of us a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and
•the provisions regarding the limited liability of our directors.
Our bylaws may be adopted, amended or repealed (A) by the Board or (B) in addition to any vote of the holders of any class or series of our stock required by applicable law or by the certificate of incorporation or the bylaws, by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of our outstanding voting stock entitled to vote generally in an election of directors, voting together as a single class.
Business Combinations
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:
▪the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;
▪ the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
▪the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder.
A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Since we have not opted out of Section 203 of the DGCL, it applies to us. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Election of Directors and Vacancies
The number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. The Board is divided into three classes, designated Class I, II and III, and each class of directors will be elected by our stockholders every three years. The Amended and Restated Stockholders Agreement, dated as of February 17, 2023 (the “Stockholders Agreement”), by and among us, Eclipse Ventures Fund I, L.P., Eclipse Continuity Fund I, L.P. and Eclipse Early Growth Fund I (together, “Eclipse”) also provides that, (a) until such time as Eclipse beneficially owns less than 20.0% of the total voting power entitled to elect directors, Eclipse shall be entitled to nominate two individuals (the “Eclipse Directors” and each, an “Eclipse Director”) and (b) from such time that Eclipse beneficially owns less than 20.0% of the total voting power entitled to elect directors and until Eclipse beneficially owns less than 10.0% of the total voting power entitled to elect directors, Eclipse will be entitled to nominate one Eclipse Director and, we will include the nominee selected by Eclipse as a director nominee in our proxy statement for our annual meeting each time directors from the class to which such nominee is assigned are up for election.
Under the bylaws, except as otherwise provided by the certificate of incorporation, at all meetings of stockholders that call for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.
Except as the DGCL or the Stockholders Agreement may otherwise require and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.
Subject to the Stockholders Agreement and the rights, if any, of any series of preferred stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding shares of voting stock then entitled to vote at an election of directors.
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by us, subject, nevertheless, to the provisions of the DGCL, our certificate of incorporation and to any bylaws adopted and in effect from time to time; provided, however, that no bylaws so adopted will invalidate any prior act of the directors which would have been valid if such bylaws had not been adopted.
Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the preferred stock.
Exclusive Jurisdiction of Certain Actions
Our bylaws require, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that derivative actions brought on our behalf, actions against any of our directors, officers or stockholders for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, and actions asserting a claim against us governed by the internal affairs doctrine may be brought only in the Court of Chancery of the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the state and federal courts in the State of Delaware and service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
Section 22 of the Securities Act of 1933, as amended (the “Securities Act”), creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our bylaws require that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act and, if brought in a court other than the federal district courts of the United States of America, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the federal district courts of the United States of America and service of process on such stockholder’s counsel. However, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder.
The foregoing provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Limitations on Liability and Indemnification of Officers and Directors
Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best interests. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 30 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Trading Symbol and Market
Our common stock is listed on NYSE under the symbol “OWLT.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies and other financial institutions;
•brokers, dealers or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR

COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
We do not anticipate paying any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”
Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our common stock constitutes a U.S. real property interest, or a USRPI, by reason of our status as a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which gain may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING
We have entered into an underwriting agreement with Titan Partners Group LLC, a division of American Capital Partners, LLC, or the underwriter, with respect to the securities subject to this offering.
Subject to certain conditions, we have agreed to sell to the underwriter such securities listed next to its name in the below table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

UNDERWRITER	NUMBER OF SHARES OF COMMON STOCK
Titan Partners Group LLC, a division of American Capital Partners, LLC

The underwriting agreement provides that the obligation of the underwriter to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriter is obligated to purchase all of the shares of common stock offered hereby other than those covered by the option to purchase additional shares described below. The underwriter is offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Shares
We have granted the underwriter an option to buy up to an additional shares of common stock from us at the public offering price less the underwriting discounts and commissions. The underwriter may exercise this option at any time, in whole at any time or in part from time to time, during the 30-day period after the date of this prospectus supplement.
Discounts, Commissions and Expenses
The underwriter proposes to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $      per share. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
In connection with the sale of the common stock to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriting commissions and discounts will be 7.00% of the gross proceeds of this offering, or $        per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement.
We have also paid an advance of $10,000 to the underwriter (the “Advance”), which will be applied against the accountable expenses that will be paid by us to the underwriter in connection with this offering. The Advance will be returned to us to the extent not actually incurred by the underwriter in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(g)(4)(A).
We have agreed to reimburse the underwriter for up to $150,000 of the underwriter’s reasonable and accountable out-of-pocket expenses relating to the offering, including up to $125,000 for the fees and expenses of the underwriter’s outside legal counsel. We have also agreed to pay the underwriter a non-accountable expense allowance in the amount of one-half percent (0.5%) of the gross proceeds from this offering, or $            .
We estimate that our total offering expenses for this offering, net of the underwriting discounts and commissions, will be approximately $        million.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriter of the option to purchase additional shares:

	Price Per Share	Total without Option	Total with Option
Public Offering Price	$	$	$
Underwriting discount (1)	$	$	$
Proceeds, before expenses, to us (2)	$	$	$
__________________
(1)The underwriting discount is 7.00% of the gross proceeds received from the sale of the securities in this offering.
(2)The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Underwriter Warrants.
Indemnification
We have also agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act and to contribute to payments that the underwriter may be required to make in respect of those liabilities.
Lock-Up Agreements
We have agreed that, for a period of ninety (90) days following the date of this prospectus supplement, without the prior written consent of the underwriter, and subject to certain exceptions, neither we nor any of our subsidiaries shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents or file any registration statement or amendment or supplement thereto, other than this prospectus supplement.
In addition, each of our directors and officers and certain of our stockholders has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, for a period of ninety (90) days following the date of this prospectus supplement, without the prior written consent of the underwriter, the foregoing persons may not make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. These restrictions do not apply in the following circumstances, subject to certain requirements:
•transfers of securities acquired in the offering or in open market transaction on or after completion of the offering;
•transfers as a bona fide gift or gifts, or charitable contribution(s);
•transfers to any immediate family member or to any trust for the direct or indirect benefit of the lock-up party or the immediate family of such person;
•transfers to any corporation, partnership, limited liability company, or other business entity all of the beneficial ownership interests of which are held by the lock-up party and/or the immediate family of such person;
•if a corporation, partnership, limited liability company, trust or other business entity transfers (a) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate, (b) in the form of a distribution to limited partners, limited liability company members or stockholders, or (c) in connection with a sale, merger or transfer of all or substantially all of the assets or any other change of control, not undertaken for the purpose of avoiding the restrictions imposed by such lock-up agreement;
•transfers that occur by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;
•if a trust, to the beneficiary of such trust;

•transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up party;
•vesting, settlement or exercise of any restricted stock awards or options to purchase common stock granted under any employee benefit plan of the Company; provided that any shares of common stock acquired in connection with any such exercise will be subject to the same lock-up agreement restrictions;
•exercise or conversion of warrants, convertible preferred stock or any other security convertible into or exercisable for common stock; provided that any shares of common stock acquired in connection with any such exercise or conversion will be subject to the same lock-up agreement restrictions; and
•establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made in connection with the establishment of such plan during the 90-day restricted period (except as required by law or regulation) and (ii) no sale of shares of common stock are made pursuant to such plan during the 90-day restricted period.
Titan Partners Group LLC may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements.
Underwriter Warrants
Upon the closing of this offering, we have agreed to issue to the underwriter, or its designees, certain underwriter warrants (the “Underwriter Warrants”) to purchase a number of shares of common stock equal to an aggregate of 4% of the total number of shares of common stock sold in this public offering, including any shares of our common stock sold pursuant to the underwriter’s option to purchase additional shares of our common stock. The Underwriter Warrants will be exercisable at a per share exercise price equal to 125% of the offering price of the shares sold in this offering, or $               The Underwriter Warrants will be exercisable commencing six months after the closing of this offering and will expire five years from the commencement of sales in this offering. The Underwriter Warrants will be issued in a private placement reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
The Underwriter Warrants and the shares of common stock underlying the Underwriter Warrants are deemed compensation by FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. Neither the underwriter nor its permitted assignees under such rule, may sell, transfer, assign, pledge, or hypothecate the Underwriter Warrants or the securities underlying the Underwriter Warrants, nor will the underwriter engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter Warrants or the underlying shares for a period of 180 days from the date of commencement of sales in this offering, except to any underwriter and selected dealer participating in this offering and their bona fide officers or partners. The Underwriter Warrants will provide for adjustment in the number and price of the Underwriter Warrants and the shares of common stock underlying such Underwriter Warrants in the event of recapitalization, merger, stock split or other structural transaction.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website or our website and any information contained in any other websites maintained by the underwriter or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as the underwriter, and should not be relied upon by investors.

Passive Market Making
In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the shares of common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
New York Stock Exchange Listing
Our common stock is listed on the New York Stock Exchange under the symbol “OWLT.”
Price Stabilization, Short Positions and Penalty Bids
In connection with the offering, the underwriter may engage in stabilizing transactions, short sales and syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:
•Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•A short position involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriter in excess of the number of shares it is obligated to purchase is not greater than the number of shares that they may purchase by exercising its option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares that the underwriter may purchase pursuant to its option to purchase additional shares. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
•Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through its option to purchase additional shares. The underwriter may close out any covered short position by either exercising its option to purchase additional shares and/or purchasing shares in the open market. A naked short position can only be closed out by buying shares in the open market.
•Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships
The underwriter is a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Titan Partners Group, a division of American Capital Partners, served as financial advisor to the Company in connection with the Debt Refinancing.
Offer Restrictions Outside the United States
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.
Cayman Islands
No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.
European Economic Area — Belgium, Germany, Luxembourg and Netherlands
The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, the Prospectus Directive, as implemented in Member States of the European Economic Area (each, a Relevant Member State), from the requirement to produce a prospectus for offers of securities.
An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:
•to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
•to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriter for any such offer; or
•in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.
France
This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monetaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorite des marches financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.
This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.
Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifies) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.
Ireland
The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(1) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.
Israel
The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.
Italy
The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Society e la Borsa, “CONSOB” pursuant to the Italian securities legislation) and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:
•to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and
•in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.
Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:
•made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
•in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.
Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan
The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.
Portugal
This document is not being distributed in the context of a public offer of financial securities (oferta publica de valores mobiliarios) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Codigo dos Valores Mobiliarios). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissao do Mercado de Valores Mobiliarios) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.
Sweden
This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).
This document is personal to the recipient only and not for general circulation in Switzerland.
United Arab Emirates
Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates.

This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.
No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.
United Kingdom
Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA)) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.
Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.
In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Owlet, Inc. The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Potter Anderson & Corroon LLP. Certain legal matters relating to this offering will be passed upon for the underwriter by DLA Piper LLP (US).
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the shares of common stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.
We are currently subject to the reporting requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov and in the “Investor” section of our website at www.owletcare.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.
INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.
We incorporate by reference the following information or documents that we have filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 8, 2024, and the information included in Part III of Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on April 29, 2024;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 13, 2024 and August 14, 2024, respectively;
•our Current Reports on Form 8-K filed with the SEC on February 26, 2024 (other than with respect to information furnished in respect of Item 7.01), March 4, 2024, June 18, 2024, July 9, 2024 (only with respect to Item 5.02), August 22, 2024 and September 11, 2024; and
•the description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on September 14, 2020, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2023, any amendment or report filed with the SEC for the purpose of updating such description, and the section of this prospectus supplement titled “Description of Capital Stock.”
We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion of this offering contemplated hereby, but excluding any information furnished to, rather than filed with, the SEC.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:
Owlet, Inc.
3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84043
(844) 334-5330
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until this registration statement is declared effective by the U.S. Securities and Exchange Commission. This preliminary prospectus is not an offer to sell these securities nor does it seek any offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 14, 2024
PROSPECTUS
Owlet, Inc.
$100,000,000
Class A Common Stock
Preferred Stock
Warrants
Purchase Contracts
Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN OR THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A common stock, par value $0.0001 per share (“common stock”), is listed on the New York Stock Exchange under the symbol “OWLT.” On August 13, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $5.04 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100.0 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are obtained by us or based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Owlet,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Owlet, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities. When we refer to “common stock,” we mean our Class A common stock.
Owlet, Smart Sock, Dream Sock and Owlet Cam are some of our trademarks used in this prospectus and the documents incorporated herein by reference. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties concerning our business, products and financial results. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:
•we have a limited operating history;
•we have not been profitable to date, and operating losses could continue, which could materially and adversely affect our business, financial condition and results of operations, including our ability to continue as a going concern;
•we have experienced fluctuations in the growth of our business and anticipate this will continue. If we fail to manage our growth effectively, our business could be materially and adversely affected;
•if any governmental authority or notified body were to require marketing authorization or similar certification for any product that we sell for which we have not obtained such marketing authorization or certification, we could be subject to regulatory enforcement action and/or required to cease selling or recall the product pending receipt of marketing authorization or similar certification from such other governmental authority or notified body, which can be a lengthy and time-consuming process, harm financial results and have long-term negative effects on our operations;
•our products rely on mobile applications to function and we rely on Apple’s App Store and the Google Play Store for distribution of our mobile applications;
•a substantial portion of our sales comes through a limited number of retailers;
•we are required to obtain and maintain marketing authorizations or certifications from the FDA, foreign regulatory authorities or notified bodies for medical device products in the U.S. or in foreign jurisdictions, which can be a lengthy and time-consuming process, and a failure to do so on a timely basis, or at all, could severely harm our business;
•we currently rely on a single manufacturer for the assembly of our Smart Sock and Dream Sock products and a single manufacturer for the assembly of our Owlet Cam;
•if we are unable to obtain key materials and components from sole or limited source suppliers, we will not be able to deliver our products to customers;

•our success depends in part on our proprietary technology, and if we are unable to obtain, maintain or successfully enforce our intellectual property rights, the commercial value of our products and services will be adversely affected, our competitive position may be harmed and we may be unable to operate our business profitably;
•our business and operations may suffer in the event of IT system failures, cyberattacks or deficiencies in our cybersecurity;
•we are involved, and may become involved in the future, in disputes and other legal or regulatory proceedings that, if adversely decided or settled, could materially and adversely affect our business, financial condition and results of operations;
•we face the risk of product liability claims and the amount of insurance coverage held now or in the future may not be adequate to cover all liabilities we might incur;
•operations in international markets will expose us to additional business, political, regulatory, operational, financial and economic risks;
•our success depends substantially on our reputation and brand;
•some of our products and services are in development or have been recently introduced into the market and may not achieve market acceptance, which could limit our growth and adversely affect our business, financial condition and results of operations;
•we have identified material weaknesses in our internal control over financial reporting and we may identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, which may result in material misstatements of our consolidated financial statements, cause us to fail to meet our periodic reporting obligations or cause our access to the capital markets to be impaired;
•our failure to meet the New York Stock Exchange’s continued listing requirements could result in a delisting of our common stock;
•we may need to raise additional capital in the future in order to execute our strategic plan, which may not be available on terms acceptable to us, or at all; and
•the risks discussed in Part I, Item 1A, Risk Factors, included in our most recent Annual Report on Form 10-K and in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and those discussed in other documents we file from time to time with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is http://www.owletcare.com. The information on our website, however, is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 8, 2024, and the information included in Part III of Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on April 29, 2024.
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 13, 2024 and August 14, 2024, respectively.
•Our Current Reports on Form 8-K filed with the SEC on February 26, 2024 (only with respect to Items 1.01, 3.02, 3.03, 5.03 and 5.07), March 4, 2024, June 18, 2024 and July 9, 2024 (only with respect to Item 5.02).
•The description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on September 14, 2020, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2023 and any amendment or report filed with the SEC for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Owlet, Inc.
3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84043
(844) 334-5330
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
Our mission is to empower parents with the right information at the right time, to give them more peace of mind and to help them find more joy in the journey of parenting. Owlet’s digital health infant monitoring platform is transforming this journey. We offer FDA-authorized medical and consumer pediatric wearables and an integrated HD visual and audio camera that provide real-time data and insights to parents who safeguard health, optimize wellness, and ensure peaceful sleep for their children.
Since 2012, over 2 million parents worldwide have used Owlet’s platform contributing to one of the largest collections of consumer infant health and sleep data. We continue to develop software and digital data solutions to bridge the current healthcare gap between hospital and home and bring new insights to parents and caregivers globally. We believe that every child deserves to live a long, happy, and healthy life. We believe that our ecosystem of digital parenting solutions can help in this mission by delivering real-time health insights with medical-grade accuracy and unprecedented advancements for at-home infant care.
Corporate Information
The registrant was initially incorporated in the State of Delaware on June 23, 2020 under the name Sandbridge Acquisition Corporation. Upon the closing of the business combination on July 15, 2021, we changed our name to Owlet, Inc. Our principal executive offices are located at 3300 North Ashton Boulevard, Suite 300, Lehi, Utah 84043 and our telephone number is (844) 334-5330.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. When determining whether to invest, you should also refer to the other information contained or incorporated in this prospectus and in the applicable prospectus supplement and any applicable free writing prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our restated certificate of incorporation and amended and restated bylaws, each of which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
General
The following description summarizes some of the terms of our second amended and restated certificate of incorporation (the “certificate of incorporation”), our amended and restated bylaws (the “bylaws”), the Certificate of Designation of Series A Convertible Preferred Stock of Owlet, Inc. filed with the Delaware Secretary of State on February 17, 2023 (the “Series A Preferred Certificate of Designation”), the Certificate of Designation of Series B Convertible Preferred Stock of Owlet, Inc. filed with the Delaware Secretary of State on February 29, 2024 (the “Series B Preferred Certificate of Designation”) and the General Corporation Law of the State of Delaware (the “DGCL”). This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, bylaws, the Series A Preferred Certificate of Designation and the Series B Preferred Certificate of Designation, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.
Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Our authorized capital stock consists of 107,142,857 shares of Class A common stock, par value $0.0001 per share (“common stock”), and 10,741,071 shares of preferred stock, par value $0.0001 per share, 30,000 of which are designated as Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) and 9,250 of which are designated as Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”). Unless our board of directors (the “Board”) determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting Rights
Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by our certificate of incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented.
Dividend Rights
Declaration and payment of any dividend is subject to the discretion of the Board. The time and amount of dividends will be dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board may regard as relevant.
Liquidation, Dissolution and Winding Up
Upon our liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of common stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of shares of common stock upon such dissolution, liquidation or winding up, pro rata on a per share basis.
Other Matters
Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption provisions or sinking fund provisions applicable to the common stock. The rights, powers, preferences and privileges of holders of the common stock are subject to those of the holders of any shares of our preferred stock that the Board may authorize and issue in the future.
Preferred Stock
Under the terms of our certificate of incorporation, the Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL.
The purpose of authorizing the Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock.
Series A Preferred Stock
On February 17, 2023 (the “Series A Closing Date”), we issued an aggregate of 30,000 shares of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Shares”). As of the date of this prospectus, the conversion rate is 145.7726 shares of common stock per Series A Preferred Share (the “Series A Conversion Rate”). Each Series A Preferred Share has the powers, designations, preferences and other rights as are set forth in the Series A Preferred Certificate of Designation.
Ranking and Dividends
The Series A Preferred Shares rank (i) equal to the Series B Preferred Shares and (ii) senior to the common stock with respect to dividend rights, rights of redemption and rights upon a liquidation event. The Series A Preferred Stock has a liquidation preference of $1,000.00 per share (the “Series A Liquidation Preference”). We have agreed not to declare, pay or set aside any dividends on shares of common stock unless the holders of the Series A Preferred Shares then outstanding first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the product of (i) the dividend payable on each share of common stock multiplied by (ii) the number of shares of common stock issuable upon conversion of a share of Series A Preferred Share to common stock thereunder, in each case calculated on the record date for determination of holders entitled to receive such dividend.
Conversion and Redemption
The Series A Preferred Stock is convertible into common stock at the option of the holder at any time subsequent to the Series A Closing Date. The number of shares issuable upon conversion is determined by the number of Series A Preferred Shares so converted multiplied by the Series A Conversion Rate. Cash will be paid in lieu of any fractional shares based on the closing market price of the common stock on the conversion date. The Series A Conversion Rate is subject to adjustment for customary anti-dilution protections, including for stock dividends, splits, and combinations, rights offerings, spin-offs, distributions of cash or other property (to the extent not participating on an as-converted basis) and above market self-tender or exchange offers. At any time from and after the five-year anniversary of the Series A Closing Date, the holders of at least a majority of the then-outstanding Series A Preferred Shares may specify a date and time or the occurrence of an event by vote or written consent that all, and not less than all, outstanding Series A Preferred Shares will automatically be: (i) converted into shares of common stock at the Series A Conversion Rate, (ii) subject to certain exceptions and limitations, redeemed for an amount per share of Series A Preferred Stock equal to the Series A Liquidation Preference plus all accrued or declared but unpaid dividends as of the redemption date and time or (iii) a combination of the foregoing. Subject to certain exceptions, upon the occurrence of a fundamental change, voluntary or involuntary liquidation, dissolution or winding-up of the Company, we will be required to pay an amount per share of Series A Preferred Stock equal to the greater of (i) $1,000.00 per share or (ii) the consideration per share of Series A Preferred Stock as would have been payable had all Series A Preferred Shares been converted to common stock immediately prior to the liquidation event, plus, in each case, the aggregate amount of all declared but unpaid dividends thereon to the date of final distribution to the holders of Series A Preferred Stock.
Voting and Consent Rights
Pursuant to the Series A Preferred Certificate of Designation, holders of Series A Preferred Shares are entitled to vote on an as-converted basis with the common stock at any annual or special meeting of our stockholders, and not as a separate class, except as required by Delaware law. Additionally, for so long as any Series A Preferred Shares remain outstanding, we will be prohibited, without the consent of the holders of at least a majority of the Series A Preferred Shares, from taking various corporate actions, including:
•creating, authorizing or issuing any additional Series A Preferred Shares or shares which rank senior to or on parity with the Series A Preferred Shares;
•amending, waiving or repealing the rights, preferences or privileges of the Series A Preferred Shares;
•increasing or decreasing the authorized number of Series A Preferred Shares;
•exchanging, reclassifying or canceling the Series A Preferred Shares (except as contemplated by the Series A Preferred Certificate of Designation);
•declaring or paying any dividend on, or making any distribution to, or repurchasing any shares of common stock or other securities that rank junior to the Series A Preferred Shares, subject to certain exceptions;
•incurring any indebtedness other than Permitted Indebtedness (as defined in the Series A Preferred Certificate of Designation); and
•creating, adopting, amending, terminating or repealing any equity (or equity-linked) compensation or incentive plan or increase the amount or number of equity securities reserved for issuance thereunder if the New York Stock Exchange would require stockholder approval of such action; provided that our 2021 Incentive Award Plan (the “2021 Plan”) and any automatic annual increases pursuant to the 2021 Plan shall not require approval.
Series B Preferred Stock
On February 29, 2024 (the “Series B Closing Date”), we issued an aggregate of 9,250 shares of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Shares”). As of the date of this prospectus, the conversion rate is 129.6596 shares of common stock per Series B Preferred Share (the “Series B Conversion Rate”). Each Series B Preferred Share has the powers, designations, preferences and other rights as are set forth in the Series B Preferred Certificate of Designation.
Ranking and Dividends
The Series B Preferred Stock ranks, with respect to dividend rights, rights of redemption and rights upon a liquidation event, (i) equal to the Series A Preferred Shares and (ii) senior to the common stock. The Series B Preferred Stock has a liquidation preference of $1,000.00 per share (the “Series B Liquidation Preference”). We have agreed not to declare, pay or set aside any dividends on shares of common stock unless the holders of the

Series B Preferred Shares then outstanding first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Share in an amount at least equal to the product of (i) the dividend payable on each share of common stock multiplied by (ii) the number of shares of common stock issuable upon conversion of a share of Series B Preferred Share to common stock thereunder, in each case calculated on the record date for determination of holders entitled to receive such dividend.
Conversion and Redemption
The Series B Preferred Stock is convertible into common stock at the option of the holder at any time subsequent to the Series B Closing Date. The number of shares issuable upon conversion is determined by the number of Series B Preferred Shares so converted multiplied by the Series B Conversion Rate. Cash will be paid in lieu of any fractional shares based on the closing market price of the common stock on the conversion date. The Series B Conversion Rate is subject to adjustment for customary anti-dilution protections, including for stock dividends, splits, and combinations, rights offerings, spin-offs, distributions of cash or other property (to the extent not participating on an as-converted basis) and above market self-tender or exchange offers. At any time from and after the five-year anniversary of the Series B Closing Date, the holders of at least a majority of the then-outstanding Series B Preferred Shares may specify a date and time or the occurrence of an event by vote or written consent that all, and not less than all, outstanding Series B Preferred Shares will automatically be: (i) converted into shares of common stock at the Series B Conversion Rate, (ii) subject to certain exceptions and limitations, redeemed for an amount per share of Series B Preferred Stock equal to the Series B Liquidation Preference plus all accrued or declared but unpaid dividends as of the redemption date and time or (iii) a combination of the foregoing. Subject to certain exceptions, upon the occurrence of a fundamental change, voluntary or involuntary liquidation, dissolution or winding-up of the Company, we will be required to pay an amount per share of Series B Preferred Stock equal to the greater of (i) $1,000.00 per share or (ii) the consideration per share of Series B Preferred Stock as would have been payable had all Series B Preferred Shares been converted to common stock immediately prior to the liquidation event, plus, in each case, the aggregate amount of all declared but unpaid dividends thereon to the date of final distribution to the holders of Series B Preferred Stock.
The Series B Preferred Certificate of Designation includes certain provisions that prevent Eclipse (as defined below) from converting its Series B Preferred Shares to the extent such action would result in Eclipse beneficially owning in excess of 48.9% of our outstanding common stock or Total Voting Power (as defined in the Series B Preferred Certificate of Designation) (the “Individual Holder Share Cap”), provided that such Individual Holder Share Cap is subject to removal at Eclipse’s sole discretion upon written notice to us, provided that any increase or removal of such Individual Holder Share Cap will not be effective before the sixty-first (61st) day after such written notice.
Voting and Consent Rights
Pursuant to the Series B Preferred Certificate of Designation, holders of Series B Preferred Shares are entitled to vote on an as-converted basis with the common stock at any annual or special meeting of our stockholders, and not as a separate class, except as required by Delaware law. Additionally, for so long as any Series B Preferred Shares remain outstanding, we will be prohibited, without the consent of the holders of at least a majority of the Series B Preferred Shares, from taking various corporate actions, including:
•creating, authorizing or issuing any additional Series B Preferred Shares or shares which rank senior to or on parity with the Series B Preferred Shares;
•amending, waiving or repealing the rights, preferences or privileges of the Series B Preferred Shares;
•increasing or decreasing the authorized number of Series B Preferred Shares;
•exchanging, reclassifying or canceling the Series B Preferred Shares (except as contemplated by the Series B Preferred Certificate of Designation);
•declaring or paying any dividend on, or making any distribution to, or repurchasing any shares of common stock or other securities that rank junior to the Series B Preferred Shares, subject to certain exceptions;

•incurring any indebtedness other than Permitted Indebtedness (as defined in the Series B Preferred Certificate of Designation); and
•creating, adopting, amending, terminating or repealing any equity (or equity-linked) compensation or incentive plan or increase the amount or number of equity securities reserved for issuance thereunder if the New York Stock Exchange would require stockholder approval of such action; provided that the 2021 Plan and any automatic annual increases pursuant to the 2021 Plan shall not require approval.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange (“NYSE”), which would apply if and so long as our common stock remains listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock and certain other issuances specified in the rules of NYSE. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us.
Anti-takeover Effects of Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.
Classified Board of Directors
As indicated below, our certificate of incorporation provides that the Board is divided into three classes of directors, with each class of directors being elected by our stockholders every three years. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of our stockholders, for any purpose or purposes, may be called only by or at the direction of (i) a majority of the Board, (ii) the chairperson of the Board, (iii) the Chief Executive Officer or (iv) the President. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than 10 or more than 60 days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.
In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if such actions are favored by the holders of a majority of our outstanding voting securities.
Amendment to Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
Our certificate of incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 and 2/3% in voting power of all the then outstanding shares of common stock entitled to vote thereon as a class:
•the provisions regarding our preferred stock;
•the provisions regarding the size, classification, appointment, removal and authority of the Board;
•the provisions prohibiting stockholder actions without a meeting;
•the provisions regarding calling special meetings of stockholders;
•the provisions regarding the selection of certain forums for certain specified legal proceedings between us and our stockholders; and
•the provisions regarding the limited liability of our directors.
Our bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board) or (B) without the approval of the Board, by the affirmative vote of the holders of 66 and 2/3% of our outstanding voting stock entitled to vote generally in an election of directors, voting together as a single class.
Business Combinations
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:
•the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;
•the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
•the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder.
A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Since we have not opted out of Section 203 of the DGCL, it applies to us. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Election of Directors and Vacancies
The number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. The Board is divided into three classes, designated Class I, II and III, each class of directors will be elected by our stockholders every three years. The Amended and Restated Stockholders Agreement, dated as of February 17, 2023 (the “Stockholders Agreement”), by and among us, Eclipse Ventures Fund I, L.P., Eclipse Continuity Fund I, L.P. and Eclipse Early Growth Fund I (together, “Eclipse”) also provides that, (a) until such time as Eclipse beneficially owns less than 20.0% of the total voting power entitled to elect directors, Eclipse shall be entitled to nominate two individuals (the “Eclipse Directors” and each, an “Eclipse Director”) and (b) from such time that Eclipse beneficially owns less than 20.0% of the total voting power entitled to elect directors and until Eclipse beneficially owns less than 10.0% of the total voting power entitled to elect directors, Eclipse will be entitled to nominate one Eclipse Director and, we will include the nominee selected by Eclipse as a director nominee in our proxy statement for our annual meeting each time directors from the class to which such nominee is assigned are up for election.
Under the bylaws, at all meetings of stockholders that call for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.
Except as the DGCL or the Stockholders Agreement may otherwise require and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.
Subject to the Stockholders Agreement and the rights, if any, of any series of preferred stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock then entitled to vote at an election of directors. Subject to the terms and conditions of the Stockholders Agreement, in case the Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by us, subject, nevertheless, to the provisions of the DGCL, our certificate of incorporation and to any bylaws adopted and in effect from time to time; provided, however, that no bylaws so adopted will invalidate any prior act of the directors which would have been valid if such bylaws had not been adopted.
Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the preferred stock.

Exclusive Jurisdiction of Certain Actions
Our bylaws require, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that derivative actions brought on our behalf, actions against any of our directors, officers or stockholders for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, and actions asserting a claim against us governed by the internal affairs doctrine may be brought only in the Court of Chancery of the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the state and federal courts in the State of Delaware and service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
Section 22 of the Securities Act of 1933, as amended (the “Securities Act”), creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our bylaws require that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act and, if brought in a court other than the federal district courts of the United States of America, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the federal district courts of the United States of America and service of process on such stockholder’s counsel. However, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder.
The foregoing provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Limitations on Liability and Indemnification of Officers and Directors
Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best interests. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 30 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Trading Symbol and Market
Our common stock is listed on NYSE under the symbol “OWLT.”

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•United States Federal income tax consequences applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:
•to vote, consent or receive dividends;
•receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or
•exercise any rights as shareholders of Owlet.
Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of equity securities issued by us. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of such securities. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an event of default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, “at the market” offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock that we issue and sell will be listed on NYSE or any other national exchange on which our common stock is then listed for trading, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Owlet, Inc. The validity of the common stock to be offered by this prospectus has been passed upon for us by Potter Anderson & Corroon LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SHARES OF CLASS A COMMON STOCK
PROSPECTUS SUPPLEMENT
Sole Bookrunner
Titan Partners Group
a division of American Capital Partners
             , 2024